SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


          Date of Earliest Event Reported: June 24, 1999


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)


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Item 5.  Other Events
---------------------

      On June 30, 1999, the Connecticut Department of Public Utility Control voted to approve the proposed merger between New England Electric System (NEES) and The National Grid Group plc (National Grid). The Connecticut approval was required because New England Power Company, a NEES subsidiary, has an ownership interest in the Millstone 3 power plant.

   On June 24, 1999, the Massachusetts Department of Telecommunications and Energy certified to the Securities and Exchange Commission (SEC) that the proposed NEES/National Grid merger would not interfere with its authority or ability to protect customers of NEES subsidiaries Massachusetts Electric Company and Nantucket Electric Company. Several other regulatory approvals are required to complete the proposed merger.

                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM



                              By
                                 John G. Cochrane
                                 Vice President, Treasurer and
                                 Chief Accounting Officer

Date: July __, 1999




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.